Exhibit 99.2

FOR IMMEDIATE RELEASE

Zosano Announces Appointment of John P. Walker as Chairman of the Board

FREMONT, CA, May 9, 2016 – Zosano Pharma Corporation (NASDAQ: ZSAN), a clinical stage specialty pharmaceutical company with proprietary technology for the dermal delivery of drugs, announced today that it named Mr. John P. Walker Chairman of the Board.

“We are honored to have John joining us at such a transformative time for the Company,” commented Mr. Bruce Steel, outgoing Chairman, who will continue to serve as a board member. “The Board of Directors believes that John’s 40 years of experience in the life sciences industry, as well as his experience serving as Chairman and CEO of a number of development and commercial stage companies, provide valuable perspective to the operational and strategic initiatives of Zosano.”

“I am pleased to be named Chairman of the Board and look forward to working with Zosano and its exceptional management team. The Company is poised to further demonstrate the inherent value of the Company’s transdermal technology as we advance ZP-Triptan into its pivotal efficacy study for the treatment of migraine,” Mr. Walker said.

Mr. Walker currently serves as Executive Chairman and Interim Chief Executive Officer of Vizuri Health Sciences, LLC and was most recently a Managing Director of Four Oaks Partners, a life sciences transaction advisory firm. His past positions included Chairman and Chief Executive Officer roles at Novacea, Kai Pharmaceuticals, Renovis, Axys Pharmaceuticals, Microcide, Signal Pharmaceuticals and other life sciences companies. Mr. Walker is a graduate of the Advanced Executive Program at The Kellogg School of Management at Northwestern University and holds a B.A. from the State University of New York at Buffalo.

Dr. Konstantinos Alataris, Zosano’s President and Chief Executive Officer, added, “John’s accomplishments as a healthcare executive are well recognized and he will be a great addition for Zosano. I also would like to thank Bruce for his service and look forward to his continuing contribution on the Board.”

About Zosano Pharma

Zosano Pharma Corporation is a clinical-stage specialty pharmaceutical company that has developed a proprietary transdermal microneedle patch system to deliver drug formulations through the skin for the treatment of a variety of indications. Zosano Pharma’s microneedle patch system offers rapid onset, consistent drug delivery, improved ease of use and room-temperature stability, benefits that the company believes often are unavailable using oral formulations or injections. Zosano Pharma’s microneedle patch system has the potential to deliver numerous medications for a wide variety of indications in commercially attractive markets. It has been tested in more than 400 patients with over 30,000 patches successfully applied to humans in Phase 1 and Phase 2 clinical studies. Learn more at www.zosanopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding the timing of expected clinical development milestones, sufficiency of our capital resources and need for future funding and other future events and expectations. Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” “unaudited,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. These include risks and uncertainties, without limitation, associated with the process of discovering, developing and commercializing products that are safe and effective for use as human therapeutics, risks inherent in the effort to build a business around such products and other risks and uncertainties described under the heading “Risk Factors” in our 2015 Annual Report on Form 10-K, as filed with the Securities Exchange Commission on March 29, 2016. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot in any way guarantee that the future results, level of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. All forward-looking statements are based on information currently available to Zosano and Zosano assumes no obligation to update any such forward-looking statements.

Zosano Contact:

Konstantinos Alataris, Ph.D.

Chief Executive Officer

510-745-1200

Investor Contact:

Patti Bank

Westwicke Partners

415-513-1284

patti.bank@westwicke.com